  Exhibit 4.4

FILED
In the Office of the
Secretary of State of Texas

FEB 20 2015

Corporations Section

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF WOUND MANAGEMENT TECHNOLOGIES, INC.

Pursuant to Section 3.053 of the Texas Business Organizations Code (the "***TBOC***"), Wound Management Technologies, Inc., a corporation formed and existing under the laws of the state of Texas (the "***Corporation***"), does hereby certify:

1. The filing number issued to the Corporation by the Secretary of State of the State of Texas is 800036706, and its original date of formation is December 14, 2001.

2. The Articles of Incorporation in effect on the date hereof are hereby amended by replacing ARTICLE FOUR in its entirety as follows:

ARTICLE FOUR

The aggregate number of shares of capital stock that the corporation will have authority to issue is two hundred fifty-five million (255,000,000), two hundred fifty million (250,000,000) of which will be shares of Common Stock having a par value of $.001 per share, and five million (5,000,000) of which will be shares of preferred stock having a par value of $10 per share.

Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix, by resolution or resolutions providing for the issuance of such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

3. The amendment has been approved in the manner required by the TBOC and the governing documents of the Corporation.

4. The amendment shall be effective upon filing this Certificate of Amendment with the Secretary of State of Texas.

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

[SIGNATURE PAGE FOLLOWS]

10515401v.1

RECEIVED
FEB 20 2015
Secretary of State

SIGNED AND DATED this 20th day of February, 2014.

WOUND MANAGEMENT TECHNOLOGIES, INC.

By: ______________________

Name: Darren Stine

Title: Chief Financial Officer

Signature Page to Certificate of Amendment

FILED
In the Office of the
Secretary of State of Texas

MAY 03 2019

Corporations Section

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
WOUND MANAGEMENT TECHNOLOGIES, INC.

The undersigned officer of Wound Management Technologies, Inc., a Texas for-profit corporation (the "**Corporation**"), hereby duly executes the following Certificate of Amendment to the Corporation's Certificate of Formation in effect as of the date hereof (the "**Certificate of Formation**") on behalf of the Corporation pursuant to Section 3.054 of the Texas Business Organizations Code.

1. The name of the Corporation is Wound Management Technologies, Inc.

2. The Corporation is a Texas for-profit corporation.

3. The file number issued to the Corporation by the Secretary of State is 800036706.

4. The date of formation of the Corporation is December 14, 2001.

5. Article One of the Certificate of Formation is hereby amended to state in its entirety as follows:

ARTICLE ONE

The name of the Corporation is Sanara MedTech Inc.

6. Article Four of the Certificate of Formation is hereby amended to state in its entirety as follows:

ARTICLE FOUR

(a) Authorized Capital Stock. The total number of shares of capital stock that the Corporation shall be authorized to issue is 22,000,000 shares, of which 20,000,000 shares will be Common Stock, par value $0.001 per share, and 2,000,000 shares of which will be Preferred Stock, par value $10.00 per share.

Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors. The Board of Directors is hereby authorized, subject to any prohibitions set forth in any series of Preferred Stock of the Corporation, to set the number of shares constituting each series and to fix or alter the rights, preferences, privileges and restrictions of each series, including, the preferences and relative rights among each series, dividend rights, voting rights, terms of redemption, retirement or any sinking fund, conversion and exchange rights, and the preferences upon any distribution of the assets of the Corporation in the liquidation or winding up of the Corporation. The Board of Directors is authorized to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(b) Common Stock Reverse Split. Effective as of the effective date set forth under Effectiveness of Filing of this Amendment to the Certificate of Formation (or in the absence of such date, on the date this Amendment to the Certificate of Formation is filed with the Secretary of State of Texas) (the "**Effective Time**"), a 1-for-100 reverse stock split of the Common Stock will be effectuated such that every 100 shares of Common Stock issued and outstanding immediately prior to the Effective Time (the "**Old Common Stock**") will be automatically and without any action on the part of the holder thereof reclassified as and converted into one share of Common Stock (the "**New Common Stock**"); *provided* that no fractional shares shall be issued as a result thereof, and that in lieu of the issuance of a fraction of a share to any shareholder, the Corporation shall pay to such shareholder a cash payment in the amount equal to such fraction amount of one share of Common Stock otherwise issuable thereby, multiplied by the average of the high and low prices of the Common Stock as traded in the OTCQB market of the OTC Markets Group on the day immediately following the day such reverse stock split is made effective by the appropriate securities regulatory authority. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. From and after the Effective Time the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

7. These amendments to the Certificate of Formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.

8. This Certificate of Amendment becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is May 10, 2019.

[Signature Page Follows]

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the Corporation to execute the filing instrument.

Signed on this 1st day of May, 2019.

M. McNeil

MICHAEL D. MCNEIL, Chief Financial Officer

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